UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

WESTERN IOWA ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF MEMBERS
Saturday, March 31, 2007
To our Members:
The 2007 Annual Meeting of Members (the “2007 Annual Meeting”) of Western Iowa Energy, LLC (the “Company”) will be held on Saturday, March 31, 2007 at the Wall Lake Community Building, 202 W. 2nd Street, Wall Lake, Iowa. Registration for the meeting will begin at 12:00 noon. The 2007 Annual meeting will commence at approximately 1:00 p.m. The purposes of the meeting are to:
•	Elect two directors; and

•	Transact such other business as may properly come before the 2007 Annual Meeting or any adjournments thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (712) 664-2173.
Only members listed on the Company’s records at the close of business on March 1, 2007 are entitled to notice of the Annual Meeting and to vote at the 2007 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. on Friday, March 30, 2007.
All members are cordially invited to attend the 2007 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. Please mail your proxy card to us using the enclosed envelope.

By order of the Board of Directors, WILLIAM HORAN Chairman of the Board

Wall Lake, Iowa
March 9, 2007

[THIS PAGE INTENTIONALLY LEFT BLANK]

Western Iowa Energy, LLC
1220 S. Center Street
P.O. Box 399
Wall Lake, Iowa 51466

Proxy Statement
Annual Meeting of Members
Saturday, March 31, 2007

The enclosed proxy is solicited by the Board of Directors of Western Iowa Energy, LLC (the “Company”) for use at the 2007 annual meeting of members of the Company to be held on Saturday, March 31, 2007 (the “2007 Annual Meeting”), and at any adjournment thereof. The 2007 Annual Meeting will be held at the Wall Lake Community Building, 202 W. 2nd Street, Wall Lake, Iowa. Registration for the meeting will begin at 12:00 noon. The Annual Meeting will commence at approximately 1:00 p.m. This solicitation is being made by mail, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about March 9, 2007.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Board of Directors is soliciting your proxy vote at the 2007 Annual Meeting because you were a member of the Company at the close of business on March 1, 2007, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:	The election of two (2) Class I directors. The nominees are Nile Ramsbottom, Wayne Seaman, Dennis Lally and Rick Steinkamp.

Q:	How many votes do I have?

A:	On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on the record date.

Q:	What is the voting requirement to elect the directors?

A:	In the election of directors, the two persons in Class I receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether an individual nominee receives votes from the majority of a quorum.

Q:	How many membership units are outstanding?

A:	At the close of business on March 1, 2007, there were 26,447 outstanding membership units.

Q:	What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present, however abstentions will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the person receiving the most votes wins.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2007 Annual Meeting either in person or by proxy. You may vote using any of the following methods:
•	Proxy Card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2007 Annual Meeting. The membership units represented by each properly executed card will be voted at the 2007 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope. All proxy cards must be postmarked by Monday, March 26, 2007 and received by 5:00 p.m. on March 30, 2007. If you sign and return the proxy card without specifying your choices, your membership units will be deemed abstentions.

•	In person at the 2007 Annual Meeting. All members of record as of March 1, 2007 may vote in person at the 2007 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:
•	Voting in person at the 2007 Annual Meeting;

•	Giving personal or written notice of the revocation to William Horan, Chairman of the Company’s Board of Directors, at the Company’s offices at 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa 51466; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Kevin Ross, at the commencement of the 2007 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices for Class I directors on the proxy card, then your votes will be deemed abstentions. This means your units will be included in the determination of whether a quorum is present, but your units will not be voted for any of the nominees. If you mark less than two (2) choices for Class I directors, the proxies will vote your units ONLY for the persons you mark as your choices. If you mark more than two (2) choices for Class I directors on the proxy card, then your votes will not be counted for any of the nominees. However, your units will be included in the determination of whether a quorum is present. If you mark the box stating you would like the proxies to decide your votes, then the proxies will vote for Nile Ramsbottom and Wayne Seaman.

Q:	Do I have dissenter’s rights to any matter acted upon during the Annual Meeting?

A:	No. Pursuant to our Amended and Restated Operating Agreement (hereinafter, the “Operating Agreement”), all Members waived their dissenter’s rights as part of becoming a Member in the Company.

Q:	Who can attend the 2007 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2007 Annual Meeting.

Q:	What is the record date for the 2007 Annual Meeting?

A:	March 1, 2007.

Q:	Who will count the votes?

A:	The votes will be tabulated by one former board member, one at large member of the Company and one non-incumbent director. Office staff of the Company will also be present to oversee the tabulation.

Q:	What constitutes a quorum?

A:	As of the record date, the Company had 26,447 issued and outstanding membership units. The presence of members holding 25% of the total outstanding membership units (6,612) constitutes a quorum. If you submit a proxy or appear at the meeting, then you will be considered part of the quorum.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of Membership Units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by the directors, officers and employees of Western Iowa Energy. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:	Next year there will be two directors up for election. Nominations for director seats are made by a nominating committee appointed by our board. In addition, a member may nominate a candidate for director by following the procedures explained in Section 5.3 of our Amended and Restated Operating Agreement, as amended (hereinafter “Operating Agreement”). Member’s director nominations must be submitted to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of the Company.

Q:	When are member proposals due for the 2008 Annual Meeting?

A:	We intend to hold our 2008 Annual Meeting during the last week of March 2008 or the first week of April 2008. In order to be considered for inclusion in next year’s proxy statement, member proposals must be submitted in writing to the Company by November 9, 2007. The Company suggests that proposals for the 2008 Annual Meeting of Members be submitted by certified mail-return receipt requested.
Members who intend to present a proposal at the 2008 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than January 15, 2008. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
If the Company does not receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting of Members by January 15, 2008, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting of Members by January 15, 2008, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	What is a member proposal?

A:	A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card.

ELECTION OF DIRECTORS
     Twelve (12) initial directors, all of whom were appointed by the initial members, served as our initial Board of Directors. The initial term for these directors was set to end upon the first annual or special meeting of the members following substantial completion of the construction of the Company’s facilities, and in all cases when successor directors were elected and qualified. Our facilities were substantially complete in May 2006, therefore, the August 12, 2006 election of directors terminated the initial terms of the twelve (12) directors. Pursuant to our Operating Agreement, after the expiration of the terms of the initial directors, we elected a board consisting of seven (7) directors at the 2006 Annual Meeting. Pursuant to our Operating Agreement, the board passed a resolution dividing the board into three (3) classes which will serve staggered terms until 2007, 2008, or 2009.
     At the 2006 Annual Meeting Nile Ramsbottom and Wayne Seaman were elected Class I directors, with a one year term. Warren Bush and Kevin Ross were elected Class II directors with a two year term. Additionally, John Geake, William Horan and Dennis Mauser were elected Class III directors with a three year term. These directors comprised our board from August 2006 until we hold our 2007 Annual Meeting. At our 2007 Annual Meeting the terms of Nile Ramsbottom and Wayne Seaman will terminate and Class I directors will be elected.
     The Board of Directors has nominated Nile Ramsbottom and Wayne Seaman for reelection as the Class I directors. The Board of Directors is recommending Nile Ramsbottom and Wayne Seaman be elected as directors by the members. In addition, we have received members’ unit holder nominations in accordance with the procedures set forth in Section 5.3 of the Company’s Operating Agreement for the following persons: Dennis Lally and Rick Steinkamp. All nominees have indicated their willingness to serve as directors if elected. The two nominees receiving the highest vote totals will be elected as directors of the Company at the 2007 Annual Meeting, provided a quorum is present. The two nominees elected as Class I directors will serve for a three year term, until 2010.
     The following table contains certain information with respect to the director nominees and directors, including those persons currently serving as directors and persons nominated for election at the 2007 Annual Meeting of members:

Name and Principal		Year First Became A
Occupation	Age	Director	Term Expires

Warren Bush, Attorney	59	2004	2008
John Geake, Farmer	47	2004	2009
William Horan, Farmer	59	2004	2009
Dennis Lally, President of United Food & Commercial Workers Union Local 440	61	—	—
Dennis Mauser, Farm Manager	58	2004	2009
Nile Ramsbottom, President and Chief Executive Officer of Renewable Energy Group, Inc.	62	2006	2007
Kevin Ross, Farmer	26	2004	2008
Wayne Seaman, Consultant	68	2006	2007
Rick Steinkamp, Farmer and Process Operator for Western Iowa Energy, LLC	45	—	—

Biographical Information About Nominees
Dennis Lally has been the President of the United Food and Commercial Workers Union Local 440 for a little over a year, where he oversees day to day operations of the local units in Denison, Iowa and Carroll, Iowa. Previously, Dennis spent 23 years in maintenance production for Farmland Foods in Denison, Iowa.
Nile Ramsbottom has more than 35 years of experience in value-added agriculture and currently serves as President and CEO of Renewable Energy Group, Inc. (“REG, Inc.”) of Ralston, Iowa. Nile served as Executive Vice President of Soy and Nutrition for West Central Cooperative where he established West Central Cooperative as a leader in the emerging biodiesel industry. Nile also serves as a director for Simmons Foods of Siloan Springs, Arkansas and Simpson College in Indianola, Iowa.
Wayne Seaman has more than 43 years of experience in value-added agriculture and served as Chief Executive Officer of West Central Cooperative of Ralston, Iowa for 28 years. Upon his retirement from West Central Cooperative in 2000, Wayne formed Seaman Enterprises which advises companies on a variety of business related issues, including, mergers and acquisitions, board planning, education, and financial management. Wayne currently serves on the Board of Directors for CoBank, Home State Bank, FC Feeds, Highway Farms and Carroll Area Development.
Rick Steinkamp has been a farmer operating a farm in Wall Lake, Iowa since 1982. Rick also operated an independent farrow to finish operation until 2003 and now operates a custom feed hog operation. In addition, Rick has been Western Iowa Energy’s Process Operator since January 2006 and is responsible for testing and maintaining the Company’s computers, equipment and document processes.
Biographical Information About Non-Nominee Directors, Officers and Significant Employees
Warren Bush, Non-Nominee Director — Age 59
Warren Bush has served as director since our inception. He is an attorney and has operated a general law practice in Wall Lake, Iowa for 33 years and Dunlap, Iowa for ten years. Warren also serves as a Sac County Magistrate. Warren currently serves as a director for Iowa Renewable Energy, LLC, Western Dubuque Biodiesel, LLC and Central Iowa Energy, LLC.
Larry Breeding, General Manager—Age 60
Pursuant to the Management and Operational Services Agreement we entered into with REG, Inc., REG, Inc. supervises and directs the general operations of the plant, including hiring and employing a full-time general manager, who is based on site at our plant and who works exclusively for us. Accordingly, the general manager is not our employee. REG, Inc. hired Larry Breeding as the general manager of our plant in October of 2006. Larry has worked with REG, Inc. and its affiliates since June 2005. Prior to his employment with REG, Inc., Larry owned Gulf Coast Unit Tower Specialists, a consulting firm for petroleum and petrochemical operators.
John Geake, Vice Chairman — Age 47
John Geake has served as a director since our inception. He served as our Chief Executive Officer from inception to August 2006. John currently serves Vice Chairman. John is a fourth-generation farmer operating farms in southern Sac County, Iowa. He also operates an independent farrow to finish swine operation. John formerly served on the Wall Lake School Board, and currently serves on the Twilight Acres Board of Directors. John also serves as an officer on the Wall Lake Fire Department.

William Horan, Chief Executive Officer — Age 59
William (Bill) has served as Chief Executive Officer since August 2006 and has served as a director since our inception. Since 1973, Bill has been a partner in Horan Brothers and is a fourth-generation farmer in Calhoun County, Iowa. He is a past president of Iowa Corn Growers’ Association and a past member of the DOE Biomass Technical Advisory Committee. Bill is a director for Central Iowa Energy, LLC, Western Dubuque Biodiesel, LLC, Iowa Renewable Energy, LLC and ISU Research Park.
Dennis Mauser, Treasurer — Age 58
Dennis (Denny) has served as a director since our inception and has been our treasurer since August 2006. After graduating from Iowa State University, Dennis, with his wife LaRae, have farmed in Sac County for 36 years and continue to do so. He also currently serves as President of the Sac County Rural Electric Cooperative and is a director for Central Iowa Energy, LLC, Western Dubuque Biodiesel, LLC and Iowa Renewable Energy, LLC. Dennis is a member of the Methodist Church in Schaller.
Joe Reed, Operations Manager-Age 61
Pursuant to our Management and Operational Services Agreement with REG, Inc., REG, Inc. provides us with a full-time operations manager, who is based on site at our plant and who works exclusively for us. REG, Inc. hired Joe Reed as the operations manager of our plant. Prior to his employment with REG, Inc. and its affiliates, Mr. Reed was employed by Well’s Dairy, Inc. in LeMars, Iowa.
Kevin Ross, Secretary — Age 26
Kevin has served as a director since our inception and has been our secretary since August 2006. For more than 6 years, Kevin has been a farmer/rancher in Minden, Iowa. Kevin has a degree in Agricultural Studies from Iowa State University and serves on two committees for the Iowa Corn Growers’ Association. Kevin also serves as a director for Windy Hill Farms and Ross Valley Farms.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     No person or entity, including our officers and directors, currently beneficially owns more than 5% of our membership units.
SECURITY OWNERSHIP OF MANAGEMENT
     As of March 1, 2007, members of our Board of Directors, executive officers and director nominees own membership units as follows:

	Name and Address of Beneficial	Amount and Nature of	Percent of
Title of Class	Owner	Beneficial Ownership	Class

Membership Units	John Geake, Vice Chairman and Director 3764 Needham Avenue Wall Lake, IA 51466	320	1.21%
Membership Units	Warren Bush, Director(1) 101 Boyer Wall Lake, IA 51466	400	1.51%
Membership Units	William Horan, Chairman and Director(2) 3220 — 240th Street Rockwell City, IA 50579	110	0.42%
Membership Units	Dennis Mauser, Treasurer and Director 1940 — 190th Street Early, IA 50535	225	0.85%
Membership Units	Dennis Lally, Director Nominee 2265 200th Street Denison, Iowa	25	0.09%
Membership Units	Kevin Ross, Secretary and Director(3) 25426 — 320th Street Minden, IA 51553	240	0.91%
Membership Units	Nile Ramsbottom, Director and Director Nominee(4) 502 Hillcrest Place Jefferson, Iowa 50129illHHk	1,000	3.78%
Membership Units	Rick Steinkamp, Director Nominee 3828 Needham Avenue Wall Lake, Iowa 51466	25	0.09%
Membership Units	Wayne Seaman, Director and Director Nominee 1827 N. West Street Carroll, Iowa 51401	34	0.13%
Totals		2,379	8.99%

(1)	Warren Bush is a principal owner of Bush Boys Enterprises, LLC. All of the membership units held by Warren Bush are in the name of Bush Boys Enterprises, LLC.

(2)	William Horan is a principal owner of Horan Brothers. William Horan owns 50 units directly and 60 units indirectly through Horan Brothers.

(3)	Kevin Ross is a principal owner of Windy Hill Farms, Inc. Kevin Ross owns 30 units directly and 210 units indirectly through Windy Hill Farms, Inc.

(4)	Nile Ramsbottom is the President and CEO of REG, Inc. and controls the 1,000 membership units owned by REG.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2006, except Nile Ramsbottom filed his Form 5 one day late and John Geake failed to file a Form 5 for the transfer of eight of his units.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
     The Board of Directors generally meets once per month. The Board of Directors held 12 regularly scheduled meetings and three special meetings during the fiscal year ended December 31, 2006. Each director attended at least 75% of the meetings of the Board of Directors during the fiscal year ended December 31, 2006.
     The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our directors. Members desiring to communicate with the Board of Directors may do so by contacting a director via our website, fax, phone or in writing. The names of our directors are listed on our website at www.westerniowaenergy.com.
     The Board of Directors does not have a policy with regard to directors’ attendance at annual meetings. All of our directors attended the 2006 Annual Meeting.

Director Independence Standards
     In determining independence, the board reviews whether directors have any material relationship with the Company. The board considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to the Company, the board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth by the SEC and NASDAQ. An independent director must not have any material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
     A director will not be considered independent in the following circumstances:
1.	Employment. The director is, or has been in the past three years, an employee of the Company, or a related person of the director is, or has been in the past three years, an executive officer of the Company.

2.	Company-Compensated Person. The director has received, or a related person has received, direct compensation from the Company in excess of $60,000 in any 12-month period in the past three years, other than compensation for board service, compensation received by the related person for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company that is not contingent on continued service.

3.	Auditor Affiliate. The director or a related person is or was, within the last three years (but is no longer), a partner or employee of the Company’s independent auditor and personally worked on our audit within that time.

4.	Interlock. The director or a related person is, or has been in the past three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee.

5.	Significant Business Relationship. The director or a related person is a partner in or a controlling shareholder or an executive officer of any organization to which the Company made or from which the Company received payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5 percent of the recipient’s consolidated gross revenues for that year or $200,000.
     For these purposes, a “related person” means directors and executive officers or their immediate family members, or members owning 5 percent or more of the Company’s units. An “immediate family” member includes a director’s spouse, parents and step-parents, children and step-children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares the director’s home, other than a tenant or employee.
Board Independence
     We do not have a majority of independent directors (currently, two out of seven directors). The independent directors include Warren Bush (chairman of the audit committee) and Wayne Seaman (member of the audit committee). William Horan, Dennis Mauser, John Geake (member of audit committee) and Kevin Ross are executive officers of the Company and are not considered independent directors based upon the above criteria. Nile Ramsbottom is the Chief Executive Officer of REG, Inc, our general contractor, to which we paid over $30,000,000 during the last three fiscal years and is not considered to be an independent director based on the above criteria. Dennis Lally would be an independent director based upon the above criteria. Rick Steinkamp would not, however, be an independent director because he is an employee of the Company.
     In making the determination that Warren Bush and Wayne Seaman are independent directors pursuant to the criteria set forth above, the board relied upon Annual Director and Officer Questionnaires provided by the directors and other knowledge the board may have had. The board considered the fact Wayne Seaman has received fees for consulting from the Company, however, this amount was not in excess of $60,000 limitation for independence.

     Our former directors who served from inception until August 12, 2006 include Mark Muench, Marla Conley, Jim Meyer, Jeff Cranston, Tom Schroeder, Orlin Steinkamp and Dave Sieck. Jeff Cranston, Jim Meyer and Dave Sieck were executive officers and were not independent directors based upon the criteria described above. Mark Muench, Marla Conley, Orlin Steinkamp and Tom Schroeder were independent directors based upon the above criteria.
Audit Committee
     The Company became a standard reporting organization in July 2006. Prior to this time, the entire Board of Directors acted as the audit committee for the Company. The Board of Directors created an audit committee in July 2006 which operates under a charter adopted by the Board of Directors in July 2006. Under the charter, the audit committee must have at least three members. The Board of Directors appointed Jim Meyer, William Horan and Dennis Mauser to the audit committee. In August 2006 the Board of Directors appointed, Dennis Mauser, Wayne Seaman and Warren Bush to the audit committee, in light of changes in the Board of Directors at the 2006 Annual Meeting. Warren Bush is the Chairman of the audit committee. In March 2007, Dennis Mauser resigned from the audit committee and was replaced by John Geake. The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, a majority of our audit committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. The Board of Directors has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of our Board of Directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K and the Board of Directors has not yet created a new director position expressly for this purpose. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee. The board met twice in fiscal year ended December 31, 2006 to discuss audit related issues.
Audit Committee Report
     The board acted as the audit committee until the Company became a standard reporting organization in July 2006 and then Jim Meyer, William Horan and Dennis Mauser were appointed to the audit committee. Dennis Mauser, Wayne Seaman and Warren Bush were appointed after our 2006 Annual Meeting. These three directors acted as the audit committee for the remainder of the fiscal year ended December 31, 2006. Dennis Mauser resigned from the audit committee in March 2007 and John Geake, along with Warren Bush and Wayne Seaman, acted as the audit committee from this time. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.
     The audit committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The board reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2006. The committee has discussed with Eide Bailly LLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The board has received and reviewed the written disclosures and the letter to management from Eide Bailly LLP as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence. The board has considered whether the provision of services by Eide Bailly LLP not related to the audit of the financial statements included in the Company’s Form 10-KSB are compatible with maintaining Eide Bailly LLP’s independence.
     Based on the reviews and discussions referred to above, the Board of Directors determined that the audited financial statements referred to above be included in the Annual Report accompanying this proxy statement for the fiscal year ended December 31, 2006.

Audit Committee
Warren L. Bush
John Geake
Wayne Seaman
Independent Registered Public Accounting Firm
     The audit committee selected Eide Bailly LLP as independent registered public accountants for the fiscal year January 1, 2007 to December 31, 2007. A representative of Eide Bailly LLP was at the 2006 Annual Meeting and a representative of Eide Bailly LLP is expected to be present at the 2007 Annual Meeting. At the 2006 Annual Meeting, the representative of Eide Bailly LLP had the opportunity to make a statement and was available to respond to appropriate questions. The same action is anticipated to occur at the 2007 Annual Meeting.
Audit Fees
     The aggregate fees billed by the principal independent registered public accountants (Eide Bailly LLP) to the Company from its fiscal year ended December 31, 2005 to its fiscal year ended December 31, 2006 are as follows:

Category	Year	Fees

Audit Fees (1)	2006	$69,740	(2)
	2005	$21,964
Audit-Related Fees	2006	$—
	2005	$978
Tax Fees	2006	$—
	2005	$—
All Other Fees	2006	$—
	2005	$—

(1)	Audit fees also consist of review of statutory and regulatory filings and research and consultation related to such filings.

(2)	This is an estimate, as fees related to 2006 are not yet complete.
     Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by the audit committee.
     One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by the audit committee.
Nominating Committee
     The entire Board of Directors currently serves as the Company’s nominating committee. The board feels this is appropriate because the entire board is qualified to make and evaluate nominations. The nominating committee held two meetings during the fiscal year ended December 31, 2006. All of our directors attended one nominating committee meeting held in May 2006 and all but Dave Sieck were present at the June 2006 nominating committee meeting. Based upon the size of the Company and the board’s familiarity with the Company since inception, the board also has determined that each of the directors is qualified to suggest nominees for consideration to the nominating committee. Pursuant to our Operating Agreement, Class I directors are to be nominated and elected at our 2007 Annual Meeting. The major responsibilities of the nominating committee are to:
•	Develop a nomination process for candidates to the Board of Directors;

•	Establish criteria and qualifications for membership to the Board of Directors;

•	Identify and evaluate potential director nominees;

•	Fill vacancies on the Board of Directors; and

•	Recommend nominees to the Board of Directors for election or re-election.
     The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:
•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts with the Company;

•	Examples or references that demonstrate a candidates integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•	Specific needs of the existing board relative to any particular candidate so that the overall board compensation reflects a mix of talents, experience, expertise and perspectives appropriate to the Company’s circumstances.
     The nominating committee does not operate under a charter. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.
Compensation Committee
     The entire Board of Directors serves as the compensation committee. The board feels this is appropriate because our executive officers are not compensated and our Board of Directors receives minimal compensation for their services. Our senior management is provided under our Management and Operational Services Agreement with REG, Inc. The compensation committee held one meeting during fiscal year ended December 31, 2006. All of our directors attended the meeting of the compensation committee. The compensation committee reviews and approves or disapproves all compensation of whatever nature to be paid to executive officers and the Board of Directors. The compensation committee does not delegate any of its authority or obligations. Neither the Company nor the Compensation Committee has historically engaged compensation consultants to assist in determining or recommending the amount or form of executive or director compensation, but would consider doing so in those situations where either the Company or the compensation committee felt it was warranted or appropriate.
     The compensation committee does not operate under a charter. The compensation committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.
MEMBER NOMINATIONS FOR DIRECTOR POSITIONS
     Nominations for the election of directors may also be made by any member entitled to vote generally in the election of directors. In accordance with our Operating Agreement, a Member desiring to nominate one or more persons for election as a director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 60 days, but not more than 90 days, prior to the annual meeting. This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The following is a discussion of the transactions we have engaged in during the past two years or plan to engage in with related parties:
Consulting Agreement with Wayne Seaman
     In February 2005, we entered into a consulting agreement with Seaman Enterprises in which Wayne Seaman, one of our director nominees, is the sole owner. The term of the agreement continues until it is terminated by the Company, in its sole discretion. Pursuant to the agreement, Mr. Seaman agreed to assist us in negotiating contracts with various service and product providers; assist in the planning of our equity marketing effort; and assist in the administration of our project. Mr. Seaman was paid $100 per hour for services rendered by Seaman Enterprises and $25 per hour for any secretarial services provided by Seaman Enterprises. Mr. Seaman used the payment for services to invest in our 2005 equity drive and purchased 9 of our membership units. Mr. Seaman purchased an additional 25 of our membership units for a total of 34 membership units. Mr. Seaman did not receive any compensation under this agreement during the fiscal year ended December 31, 2006.
     Based upon NASDAQ rules for director independence described under “BOARD OF DIRECTORS MEETINGS AND COMMITTEES,” Mr. Seaman is an independent director.
Agreement with Renewable Energy Group, LLC
     We entered into a design-build agreement with our general contractor, REG, Inc. and we paid REG, Inc. over $30,000,000 under this agreement. In 2005, we entered into an oral agreement with REG, Inc. The agreement required us to issue 1,000 membership units in a private placement to REG in exchange for a $1,000,000 deduction from the final retainage payable to REG. In July 2006, we issued 500 membership units to REG. The remaining 500 units were issued to REG on January 25, 2007 (effective December 31, 2006). Nile Ramsbottom is the CEO and President of REG, Inc. and also one of our director nominees.
     Based upon NASDAQ rules for director independence described under “BOARD OF DIRECTORS MEETINGS AND COMMITTEES,” Mr. Ramsbottom is not an independent director because of his relationship with REG, Inc.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth all compensation paid or payable by the Company during the last fiscal year to our directors that have served as Chief Executive Officer during fiscal year ended December 31, 2006. John Geake served as our Chairman and CEO from our inception through August 2006. William Horan currently serves as our Chairman and CEO. Mr. Horan has served as a director since our inception and became our CEO and Chairman in August of 2006.

Name and
Principal				All Other
Position	Year	Salary	Bonus	Compensation		Total

William Horan,	2006	$0	$0	$4,000	(1)	$4,000
Current Chairman	2005	$0	$0	$0		$0
and CEO

John Geake,
Previous Chairman	2006	$0	$0	$3,000	(2)	$3,000
and CEO	2005	$0	$0	$0		$0

(1)	This is the amount William Horan received for attending 4 meeting in fiscal year ended December 31, 2006, after the board passed a resolution in September 2006 authorizing the payment of $1,000 per board meeting attended by directors. All the compensation was related to services as a director.

(2)	This is the amount John Geake received for attending 4 board meetings in fiscal year ended December 31, 2006, after the board passed a resolution in September 2006 authorizing the payment of $1,000 per board meeting attended by directors. John Geake, however, did not accept one payment for a meeting and, therefore, only received $3,000 in other compensation for the fiscal year ended December 31, 2006. All the compensation was related to services as a director.
     The following table sets forth all compensation paid or payable by the Company during the last fiscal year to our directors, other than those who also served as Chief Executive Officer, during fiscal year ended December 31, 2006.

	Fees Earned or	All Other
Name	Paid in Cash	Compensation	Total

Tom Schroeder	$0	$0	$0
Orlin Steinkamp	$0	$0	$0
Jeff Cranston	$0	$0	$0
Dennis Mauser	$4,000	$0	$4,000
Mark Muench	$0	$0	$0
Warren Bush	$4,000	$0	$0
Marla Conley	$0	$0	$0
Jim Meyer	$0	$0	$0
Kevin Ross	$4,000	$0	$4,000
David Sieck	$0	$0	$0
Nile Ramsbottom	$4,000	$0	$4,000
Wayne Seaman	$4,000	$0	$4,000
     Our officers serve without additional compensation, however, we reimburse our officers for expenses incurred relating to services rendered on the Company’s behalf. The Board of Directors passed a resolution in September 2006 authorizing the Company to pay each director $1,000 per board meeting and $75 per hour for other business done on the Company’s behalf, with a maximum of $500 per day. Therefore, the payments reflected above are for attendance at board meetings from September 2006-December 2006. None of our directors received any payments of $75 per hour for other business done on the Company’s behalf in fiscal year 2006. We currently do not have a compensatory security option plan for our executive officers and directors in place. Further, none of our directors or officers has any options, warrants, or other similar rights to purchase securities of the Company. The directors listed above include every person who was a director at anytime during our fiscal year 2006 and, therefore, include directors who chose not to stand for reelection or were not reelected at our 2006 Annual Meeting.
ANNUAL REPORT AND FINANCIAL STATEMENTS
     The Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB, including financial statements and the notes thereto, for the fiscal year ended December 31, 2006, accompanies the mailing of this Proxy Statement.
The Company will provide each member solicited a copy of Exhibits to the 10-KSB upon written request and payment of specified fees. The written request for such Exhibits should be directed to William Horan, President of Western Iowa Energy, LLC at 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa 51466. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of Membership Units in the Company on March 1, 2007. The 2006 Annual Report on Form 10-KSB with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

WESTERN IOWA ENERGY, LLC
2007 Annual Meeting — Saturday, March 31, 2007
For Unit Holders as of March 1, 2007
Proxy Solicited on Behalf of the Board of Directors
Proxy Vote by Mail or Hand Delivery ONLY:
1)	Read the Proxy Statement.

2)	Check the appropriate boxes on the proxy card below.

3)	Sign and date the proxy card.

4)	Return the proxy card in the envelope provided. The mailing must be received no later than March 30, 2007.
NAME:
Number of Units:
Certificate Number:

ELECTION OF DIRECTORS
The Board of Directors has recommended the following candidates:

Nile Ramsbottom --------------------------------------------->>>	☐

Wayne Seaman ----------------------------------------------->>>	☐
You may vote for up to two (2) nominees.
The following candidates have been nominated by petition:

Dennis Lally ------------------------------------------------>>>	☐

Rick Steinkamp --------------------------------------------->>>	☐

☐ Check this box if you would like the proxies to decide your votes. If you check this box, the proxies will vote for Nile Ramsbottom and Wayne Seaman.

By signing this proxy card, you appoint Denny Mauser and Kevin Ross, jointly and severally, each with full power of substitution, as proxies to represent you at the 2007 Annual Meeting of the Members to be held on Saturday, March 31, 2007, at the Wall Lake Community Building, 202 W. 2nd Street, Wall Lake, Iowa, and at adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 12:00 noon with the meeting commencing at 1:00 p.m.
Please specify your choice by marking the appropriate box for each matter above. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company by 5:00 p.m. on March 30, 2007. You may NOT fax your ballot.
This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you do not mark any boxes, your units will be voted as abstentions. If you vote for less than 2 nominees, then the Proxies will count your votes only for the nominees selected. If you vote for more than 2 nominees or vote for different nominees than you authorize the proxies to vote for, your proxy card will be invalid, but your units will count toward the quorum requirements.

Signature:	Signature:

Date:	Date:

Please sign exactly as your name appears above. When signing as attorney executor, administrator, trustee or guardian, please note that fact.